UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 13, 2010

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Credit Facility

On December 13, 2010, GT Solar International, Inc. (the “Company ”) entered into a credit agreement (the “Credit Agreement”), with Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (“Credit Suisse”) and the lenders from time to time party thereto.  The Credit Agreement consists of a term loan facility (the “Term Facility”) in an aggregate principal amount of $125.0 million with a final maturity date of December 13, 2013 and a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $75.0 million with a final maturity date of December 13, 2013.  The Term Facility amortizes in equal quarterly installments in an aggregate annual amount equal to 15% of the original principal amount of the Term Facility, with the balance payable on the Term Facility maturity date.  Proceeds of the Term Facility and Revolving Facility are available for use by the Company and its subsidiaries for general corporate purposes.  The full amount of the Term Facility was drawn by the Company on December 13, 2010 and no amounts have been drawn on the Revolving Facility.  The Company may use the Revolving Facility in connection with the issuance of letters of credit up to the aggregate principal amount of the Revolving Facility.

On December 13, 2010, the Company and the other parties to the Credit Agreement also entered into a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”).  Pursuant to the Guarantee and Collateral Agreement, the obligations of the Company under the Credit Agreement are guaranteed by each of the Company’s wholly-owned domestic subsidiaries and secured by, among other things, a lien on substantially all of its tangible and intangible personal property (including but not limited to accounts receivable, inventory, equipment, general intangibles, certain investment property, certain deposit and securities accounts, certain owned real property and intellectual property), a pledge of the capital stock of each of the Company’s wholly-owned restricted domestic subsidiaries (limited in the case of pledges of capital stock of any foreign subsidiaries, to 65% of the capital stock of any first-tier foreign subsidiary), subject to certain exceptions and thresholds.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at either (i) an alternate base rate or an adjusted LIBOR rate plus, in each case, an applicable margin.  Such applicable margin will be 3.25% in the case of base rate loans and 4.25% in the case of LIBOR rate loans. Interest is payable (a) in the case of base rate loans, quarterly in arrears, and (b) in the case of LIBOR rate loans, at the end of each interest period, but in no event less often than every 3 months. A commitment fee is payable quarterly in arrears at a rate per annum equal to 0.50% of the daily unused amount of the commitments in respect of the Revolving Facility.

The Company may at its option prepay borrowings under the Credit Facility, at anytime without penalty, in whole or in part, in minimum amounts and subject to other conditions set forth in the Credit Facility.  The Company is required to make mandatory prepayments with:

•                  50% of excess cash flow (as defined in the Credit Agreement) in any fiscal year (as reduced by voluntary repayments of the Term Facility); and

•                  100% of the net cash proceeds (as defined in the Credit Agreement) of all asset sales or other dispositions of property by the Company and its subsidiaries, subject to certain exceptions (including reinvestment rights).

In addition, if the amount of all then outstanding letters of credit exceeds $75 million or the borrowing base (as defined in the Credit Agreement), the Company will be obligated to pay the excess, subject to certain exceptions.

The above-described mandatory prepayments are required to be applied pro rata to the remaining amortization payments under the Term Facility.

The Credit Agreement imposes several financial covenants on the Company and its subsidiaries, including:

•                  maximum capital expenditures of $50 million during the two quarters ended April 2, 2011 and $40 million in any fiscal year thereafter;

•                  minimum ratio of (i) consolidated adjusted EBITDA (as defined in the Credit Agreement) to (ii) consolidated fixed charges (as defined in the Credit Agreement) ranging from 1.0 to 1 to 2.0 to 1 at various times during the term of the Credit Agreement; and

•                  maximum leverage ratio (as defined in the Credit Agreement) of 0.6 to 1.0 throughout the term of the Credit Agreement.

In addition, the Company has agreed to maintain an amount in cash and permitted investments (as defined in the Credit Agreement) in deposit or security accounts which the collateral agent (as defined in the Credit Agreement) has been granted control under specific circumstances; provided that such amount is not required to be greater than 110% of the aggregate amount of the outstanding principal amount of the Term Facility and the revolving credit exposure (as defined in the Credit Agreement).

The Credit Agreement requires that the Company and its subsidiaries comply with covenants relating to customary matters (in addition to those financial covenants described above), including with respect to incurring indebtedness and liens, using the proceeds received under the Credit Agreement, transactions with affiliates, making investments and acquisitions, effecting mergers and asset sales, prepaying indebtedness, and paying dividends.  Among other things, such limitations will place certain restrictions on the ability of the Company to fund the operations of any foreign subsidiary.

The Credit Agreement includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration with respect to indebtedness in an aggregate principal amount of $10.0 million or more; bankruptcy or similar proceedings or events; judgments involving liability of $10.0 million or more that are not paid; ERISA events; actual or asserted invalidity of guarantees or security documents; and change of control.

The Credit Agreement and the Guarantee and Collateral Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summaries of the Credit Agreement and the Guarantee and Collateral Agreement are qualified in its entirety by reference to such Exhibits to this Current Report on Form 8-K.

In connection with entering into the Credit Agreement and the Guarantee and Collateral Agreement, the Company terminated its agreement (the “Cash Collateral Agreement”) with Bank of America, N.A. pursuant to which the Company had cash collateralized its outstanding letters of credit (this Cash Collateral Agreement was originally entered into upon the termination, on July 29, 2010, of the senior credit facility and cash-collateralized letter of credit facility between the Company and Bank of America, N.A., as sole administrative and collateral agent).  In connection with entering into the Credit Agreement, the outstanding letters of credit under the Cash Collateral Agreement were deemed to be letters of credit under the Credit Agreement and are subject to the terms and provisions of the Credit Agreement.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 2.03.

Item 9.01                Financial Statements and Exhibits

(d) Exhibits

10.1                           Credit Agreement, dated as of December 13, 2010, among GT Solar International, Inc., the Lenders, and Credit Suisse AG, as administrative agent and as collateral agent for the Lenders.

10.2                           Guarantee and Collateral Agreement, dated as of December 13, 2010, among GT Solar International, Inc., the Lenders, and Credit Suisse AG, for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ Hoil Kim
Date: December 17, 2010	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary